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                             Subscription Agreement

                  Subscription Agreement dated November __, 1997 between Cowen Series Funds, Inc., a Maryland corporation (the "Fund"), and Cowen & Company, a New York limited partnership ("Cowen").

                  WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the fund proposes to issue and sell its common stock (the "Common Stock") to the public pursuant to a Registration Statement on Form N-1A (the "Registration Statement") filed with the Securities and Exchange Commission; and

                  WHEREAS, Section 14(a) of the 1940 Act requires registered investment companies to have a net worth of at least $100,000 before making a public offering of its securities;

                  NOW, THEREFORE, the Fund and Cowen are as follows:

                  1. The Fund offers to sell to Cowen, and Cowen agrees to purchase from the Fund, 10,000 shares of the Common Stock (the "Shares") at a price of $10.00 per Share on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

                  2. Cowen represents and warrants to the Fund that Cowen is acquiring the Shares for investment and not with a view to resale or further distribution of the Shares.

                  3. Cowen's right under this Subscription Agreement to purchase the Shares is not assignable.

                  IN WITNESS WHEREOF, the Fund and Cowen have caused their duly authorized officers to execute this Subscription Agreement as of the date first above written.

                                        COWEN SERIES FUNDS, INC.


                                        By:______________________________
                                           Name:
                                           Title:

                                        COWEN & COMPANY

                                        By:______________________________
                                            Name:
                                            Title: